As filed with the Securities and Exchange Commission on April 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	7311	83-0401552
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1715 N. Gower St.

Los Angeles, CA 90028

(323) 965-1650

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert Machinist, CEO

Troika Media Group, Inc.

1715 N. Gower St.

Los Angeles, CA 90028

(323) 965-1650

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Elliot H. Lutzker Davidoff Hutcher & Citron LLP 605 Third Ave, 34th Floor New York, NY 10158 (212) 557-7200	Barry I. Grossman Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300	David Danovitch, Esq. Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3060

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-255328

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Section Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)(2)
Common stock, $0.001 par value per share (3)(4)	1,108,432	$4.50	$4,987,944	$544.18
Common stock purchase warrants to purchase shares of common stock, $0.001 par value per share (5)(6)	-	-	-	-
Shares of common stock, $0.001 par value per share, underlying common stock purchase warrants (3)(4)	1,108,432	$5.40	$5,985,532.80	$653.02
Representative’s common stock purchase warrants (5)	-	-	-	-
Total Registration Fee	2,216,864		$10,973,476.80	$1,197.20	(7)

____________

(1)	Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price.

(2)	Based on an assumed offering price per share of $4.50 (the midpoint of the $4.00 to $5.00 expected price range of the initial public offering price of the shares offered hereby).

(3)	Includes shares of common stock, $0.001 par value per share, of the registrant (the “Common Stock”) that the underwriters have the option to purchase to cover over allotments, if any.

(4)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(5)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.

(6)

Such warrants are exercisable at a per share exercise price equal to 120% of the public offering price of one share of Common Stock. The proposed maximum aggregate public offering price of the shares of Common Stock issuable upon exercise of the common warrants was calculated to be $5,985,532.80, which is equal to 120% of $4,987,944, as each share of Common Stock will receive a warrant to purchase one share of Common Stock.

(7)

The registrant previously registered securities with a proposed maximum aggregate offering price of $56,426,216 on a registration statement on Form S-1 (Registration No. 333-255328), and paid a fee of $6,156.10.

The registration statement shall become effective upon filing with the Securities Exchange Commission (the Commission”) in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed by Troika Media Group, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of our common stock, par value $0.001 per share (the “Common Stock”), and shares of Common Stock issuable upon exercise of common stock purchase warrants (the “Warrants”).Pursuant to Rule 462(b) of the Securities Act, the contents of our previously filed registration statement on Form S-1 (Registration No. 333-255328) (the “Original Registration Statement”), which was initially filed by us on April 19, 2021 and declared effective by the U.S. Securities and Exchange Commission on April 19, 2021, including the exhibits thereto, are incorporated in this registration statement by reference.

We are filing this registration statement for the sole purpose of increasing the number of shares of Common Stock offered in connection with the Original Registration Statement as follows: (i) 1,108,432 additional shares of Common Stock and (ii) 1,108,432 shares of Common Stock issuable upon exercise of Warrants. The additional securities that are being registered hereby for issuance and sale by us are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Original Registration Statement.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. All exhibits filed with or incorporated by reference in the registration statement on Form S-1 (Registration No. 333-255328), filed by the registrant are incorporated by reference into, and shall be deemed a part of, this registration statement, and the following additional exhibits are filed herewith, as part of this registration statement:

Exhibit	Description

5.1	Opinion of Davidoff Hutcher & Citron LLP*
23.1	Consent of RBSM LLP*
23.3	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Los Angeles, California, on the 19th day of April, 2021.

TROIKA MEDIA GROUP, INC.

By:	/s/ Robert B. Machinist
Name:	Robert B. Machinist
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Machinist
Robert B. Machinist	Chairman and Chief Executive Officer	April 19, 2021
(Principal Executive Officer)

/s/ Christopher Broderick
Christopher Broderick	Chief Operating Officer/Interim CFO	April 19, 2021
(Principal Financial and Accounting Officer)

/s/ Jeff Kurtz
Jeff Kurtz	Director	April 19, 2021

/s/ Daniel Pappalardo
Daniel Pappalardo	President of Troika Design Group and Director	April 19, 2021

/s/ Thomas Ochocki
Thomas Ochocki	Director	April 19, 2021

/s/ Daniel Jankowski
Daniel Jankowski	Director	April 19, 2021

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